Exhibit 10.4

AMENDED AND RESTATED
JONES LANG LASALLE INCOME PROPERTY TRUST, INC.
INDEPENDENT DIRECTORS COMPENSATION PLAN

AS OF MARCH 3, 2015

AMENDED AND RESTATED
JONES LANG LASALLE INCOME PROPERTY TRUST, INC.
INDEPENDENT DIRECTORS COMPENSATION PLAN

ARTICLE 1
PURPOSE

1.1.    PURPOSE. The purpose of the Plan is to attract, retain and compensate highly-qualified individuals who are not employees of Jones Lang LaSalle Income Property Trust, Inc. or any of its subsidiaries or affiliates for service as members of the Board by providing them with competitive compensation. The Plan is a sub-plan of the Jones Lang LaSalle Income Property Trust, Inc. 2011 Incentive Plan (the “Incentive Plan”).

1.2.    ELIGIBILITY. Independent Directors of the Company who are Eligible Participants, as defined below, shall automatically be participants in the Plan.

ARTICLE 2
DEFINITIONS

2.1.    DEFINITIONS. Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Incentive Plan. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

“Base Annual Retainer” means the annual retainer (excluding Supplemental Annual Retainers and expenses) payable by the Company to an Independent Director pursuant to Section 5.1 hereof for service as a director of the Company, as such amount may be changed from time to time.

“Board” means the Board of Directors of the Company.

“Charter” means the articles of incorporation of the Company, as such articles of incorporation may be amended from time to time.

“Company” means Jones Lang LaSalle Income Property Trust, Inc.

“Effective Date” of the Plan has the meaning set forth in Section 8.4 of the Plan.

“Eligible Participant” means any person who is an Independent Director on the Effective Date or becomes an Independent Director while this Plan is in effect; except that during any period a director is prohibited from participating in the Plan by his or her employer or otherwise waives participation in the Plan, such director shall not be an Eligible Participant.

“Incentive Plan” means the Jones Lang LaSalle Income Property Trust, Inc. 2012 Incentive Plan, as amended from time to time.

“Independent Director” means a director of the Company who is not a common law employee of the Company and who meets the additional requirements set forth for an “independent director” in the Charter.

“Plan” means this Amended and Restated Jones Lang LaSalle Income Property Trust, Inc. Independent Directors Compensation Plan, as amended from time to time.

“Plan Year(s)” means the approximate twelve-month periods between annual meetings of the stockholders of the Company, which, for purposes of the Plan, are the periods for which annual retainers are earned.

“SEC Effective Date” has the meaning set forth in Section 6.1 of the Plan.

“Stock” means the $0.01 par value Class M common stock of the Company and such other securities of the Company as may be substituted for such class of Stock pursuant to Article 13 of the Incentive Plan.

“Supplemental Annual Retainer” means the annual retainer (excluding the Base Annual Retainer and expenses) payable by the Company to an Independent Director pursuant to Section 5.2 hereof for service as the chair or a member of the Audit Committee of the Board, Chair of the Nominating Committee, or as lead Independent Director, as such amount may be changed from time to time.

ARTICLE 3
ADMINISTRATION

3.1.    ADMINISTRATION. The Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Board’s interpretation of the Plan, and all actions taken and determinations made by the Board pursuant to the powers vested in it hereunder, shall be conclusive and binding upon all parties concerned, including the Company, its stockholders and persons granted awards under the Plan. The Board may appoint a plan administrator to carry out the ministerial functions of the Plan, but the administrator shall have no other authority or powers of the Board.

3.2.    RELIANCE. In administering the Plan, the Board may rely upon any information furnished by the Company, its public accountants and other experts. No individual will have personal liability by reason of anything done or omitted to be done by the Company or the Board in connection with the Plan. This limitation of liability shall not be exclusive of any other limitation of liability to which any such person may be entitled under the Company’s certificate of incorporation or otherwise.

ARTICLE 4
SOURCE OF SHARES

4.1    SOURCE OF SHARES. The shares of Stock or other equity that may be issued pursuant to the Plan shall be issued under the Incentive Plan, subject to all of the terms and conditions of the Incentive Plan. The terms contained in the Incentive Plan are incorporated into and made a part of this Plan with respect to shares of Stock or other equity granted pursuant hereto and any such grant shall be governed by and construed in accordance with the Incentive Plan. In the event of any actual or alleged conflict between the provisions of the Incentive Plan and the provisions of this Plan, the provisions of the Incentive Plan shall be controlling and determinative. This Plan does not constitute a separate source of Shares for the grant of awards of Stock described herein.

ARTICLE 5
RETAINERS AND EXPENSES

5.1.    BASE ANNUAL RETAINER. Each Eligible Participant shall be paid a Base Annual Retainer for service as a director during each Plan Year. The amount of the Base Annual Retainer shall be established from time to time by the Board. Until changed by the Board, the Base Annual Retainer for a full Plan Year shall be $60,000.00 (which Base Annual Retainer includes fees for attendance at meetings of the Board or its committees). The Base Annual Retainer shall be payable in approximately equal quarterly installments in advance, beginning on the date of the annual stockholders meeting; provided, however, that for the first Plan Year, the first installment shall begin on the Effective Date and be prorated based on the number of full months in such quarter after the Effective Date. A pro rata Base Annual Retainer will be paid to any person who becomes an Eligible Participant on a date other than the beginning of a Plan Year, based on the number of full months he or she serves as an Independent Director during the Plan Year. Payment of such prorated Base Annual Retainer shall begin on the date that the person first becomes an Eligible Participant, and shall resume on a quarterly basis thereafter.

5.2.    SUPPLEMENTAL ANNUAL RETAINERS.

(a)    The chairperson of the Audit Committee of the Board shall be paid a Supplemental Annual Retainer for his or her service as such chairperson during a Plan Year, payable quarterly at the same times as installments of the Base Annual Retainer. The amount of the Supplemental Annual Retainer for the chairperson of the Audit Committee shall be established from time to time by the Board. Until changed by the Board, the Supplemental Annual Retainer for a full Plan Year for the chairperson of the Audit Committee shall be $10,000.00. A pro rata Supplemental Annual Retainer will be paid to any Eligible Participant who becomes the chairperson of the Audit Committee of the Board on a date other than the beginning of a Plan Year, based on the number of full months he or she serves as a chairperson of the Audit Committee of the Board during the Plan Year. Payment of such pro-rated Supplemental Annual Retainer shall begin on the date that the person first becomes chairperson of the Audit Committee, and shall resume on a quarterly basis thereafter.

(b)    Each member of the Audit Committee of the Board, other than the chairperson of the Audit Committee whose supplemental retainer is set forth above, shall be paid a Supplemental Annual Retainer for his or her service as a member of the Audit Committee during a Plan Year, payable quarterly at the same times as installments of the Base Annual Retainer. The amount of the Supplemental Annual Retainer for a member of the Audit Committee shall be established from time to time by the Board. Until changed by the Board, the Supplemental Annual Retainer for a full Plan Year for a member of the Audit Committee, other than the chairperson of the Audit Committee, shall be $5,000.00. A pro rata Supplemental Annual Retainer will be paid to any Eligible Participant who becomes a member of the Audit Committee of the Board on a date other than the beginning of a Plan Year, based on the number of full months he or she serves as a member of the Audit Committee of the Board during the Plan Year. Payment of such pro-rated Supplemental Annual Retainer shall begin on the date that the person first becomes a member of the Audit Committee, and shall resume on a quarterly basis thereafter.

(c)    The director elected as the lead Independent Director shall be paid a Supplemental Annual Retainer for his or her service as such lead Independent Director during a Plan Year, payable quarterly at the same times as installments of the Base Annual Retainer. The amount of the Supplemental Annual Retainer for the lead Independent Director shall be established from time to time by the Board. Until changed by the Board, the Supplemental Annual Retainer for a full Plan Year for the lead Independent Director shall be $5,000.00. A pro rata Supplemental Annual Retainer will be paid to any Eligible Participant who becomes the lead Independent Director on a date other than the beginning of a Plan Year, based on the number of full months he or she serves as lead Independent Director during the Plan Year. Payment of such pro-rated Supplemental Annual Retainer shall begin on the date that the person first becomes the lead Independent Director, and shall resume on a quarterly basis thereafter.

(d)    The chairperson of the Nominating Committee of the Board shall be paid a Supplemental Annual Retainer for his or her service as such chairperson during a Plan Year, payable quarterly at the same times as installments of the Base Annual Retainer. The amount of the Supplemental Annual Retainer for the chairperson of the Nominating Committee shall be established from time to time by the Board. Until changed by the Board, the Supplemental Annual Retainer for a full Plan Year for the chairperson of the Nominating Committee shall be $5,000.00. A pro rata Supplemental Annual Retainer will be paid to any Eligible Participant who becomes the chairperson of the Nominating Committee of the Board on a date other than the beginning of a Plan Year, based on the number of full months he or she serves as a chairperson of the Nominating Committee of the Board during the Plan Year. Payment of such pro-rated Supplemental Annual Retainer shall begin on the date that the person first becomes chairperson of the Nominating Committee, and shall resume on a quarterly basis thereafter.

5.3.    TRAVEL EXPENSE REIMBURSEMENT. All Eligible Participants shall be reimbursed for reasonable travel expenses in connection with attendance at meetings of the Board and its committees, or other Company functions at which the Chief Executive Officer or Chair of the Board requests the Independent Director to participate. Notwithstanding the foregoing, the Company’s reimbursement obligations pursuant to this Section 5.3 shall be limited to expenses incurred during such director’s service as an Independent Director. Such payments will be made within 30 days after delivery of the Independent Director’s written requests for payment, accompanied by such evidence of expenses incurred as the Company may reasonably require, but in no event later than the last day of the Independent Director’s tax year following the tax year in which the expense was incurred. The amount reimbursable in any one tax year shall not affect the amount reimbursable in any other tax year. Independent Directors’ right to reimbursement pursuant to this Section 5.3 shall not be subject to liquidation or exchange for another benefit.

ARTICLE 6
EQUITY COMPENSATION

6.1.    INITIAL STOCK GRANT. Subject to share availability under the Incentive Plan and the terms of this Section 6.1, beginning in 2013, on the first date an Independent Director is initially elected or appointed to the Board, he or she shall receive an award of 1,000 fully-vested shares of Stock (which shares of Stock shall be subject to the one-year holding period applicable to all Class M shares). Notwithstanding the foregoing, each Independent Director elected or appointed to the Board prior to the date that the Company’s Registration Statement on Form S-11 relating to its offering of up to $3,000,000,000 in any combination of Class A and Class M shares is declared effective by the Securities and Exchange Commission (the “SEC Effective Date”) and who remains an Independent Director as of the SEC Effective Date shall receive such initial Stock grant on the SEC Effective Date. Such shares of Stock shall be subject to the terms and conditions described herein and in the Incentive Plan and shall be in addition to any otherwise applicable annual grant of Stock granted to such Independent Director under Section 6.2.

6.2    SUBSEQUENT STOCK GRANT. Subject to share availability under the Incentive Plan, each Independent Director will receive an additional grant of 1,000 fully-vested shares of Stock (which shares of Stock shall be subject to the one-year holding period applicable to all Class M shares) on the day following each annual stockholders meeting, subject to the Independent Director’s continued service as an Independent Director on such date.

ARTICLE 7
AMENDMENT, MODIFICATION AND TERMINATION

7.1.    AMENDMENT, MODIFICATION AND TERMINATION. The Board may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board, require stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of a securities exchange on which the Stock is listed or traded, then such amendment shall be subject to stockholder approval; and provided further, that the Board may condition any other amendment or modification on the approval of stockholders of the Company for any reason.

ARTICLE 8
GENERAL PROVISIONS

8.1.    ADJUSTMENTS. The adjustment provisions of the Incentive Plan shall apply with respect to equity awards granted pursuant to this Plan.

8.2    DURATION OF THE PLAN. The Plan shall remain in effect until terminated by the Board.

8.3.    EXPENSES OF THE PLAN. The expenses of administering the Plan shall be borne by the Company.

8.4.    EFFECTIVE DATE. The Plan was originally adopted by the Board on September 27, 2012, and became effective as of the SEC Effective Date (the “Effective Date”).

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The foregoing is hereby acknowledged as being the Jones Lang LaSalle Income Property Trust, Inc. Independent Directors Compensation Plan as adopted by the Board on March 3, 2015.

JONES LANG LASALLE INCOME PROPERTY TRUST, INC.

By:	_/s/C. Allan Swaringen____________

Name:	C. Allan Swaringen
Title:    President and Chief Executive Officer